UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 18, 2019
Date of Report (Date of Earliest Event Reported)

ITRON, INC.
(Exact Name of Registrant as Specified in its Charter)

Washington	000-22418	91-1011792
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2111 N. Molter Road, Liberty Lake, Washington 99019
(Address of Principal Executive Offices, Zip Code)

(509) 924-9900
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	ITRI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Itron, Inc. (the “Company”) entered into Amendment No. 1, dated October 18, 2019 (the “First Amendment”), to its Second Amended and Restated Credit Agreement dated January 5, 2018 (the “Credit Agreement”), with Wells Fargo Bank, National Association as Administrative Agent for the borrowers and lenders party thereto. The First Amendment amends the Credit Agreement. Capitalized terms used herein but not defined have the meanings given to them in the Credit Agreement.

The First Amendment effected the following, among other things:

–	Extended the maturity date from January 5, 2023 to October 18, 2024.

–
Re-amortized the balance of the Term Loans based upon an annual amortization schedule that is 5% of the principal balance for the first two years, and 7.5% of the principal balance for the remaining three years, as of the effective date of the First Amendment, payable quarterly.

–
Modified the pricing grid as follows: (1) the spreads over the LIBOR and Prime indices and the percentage of the Commitment Fee will be based upon the Total Net Leverage Ratio, as opposed to Total Leverage Ratio; and (2) certain modifications were made to the covenant levels and percentages in the pricing grid.

–
Certain financial covenants were modified such that the Total Net Leverage Ratio and the Secured Net Leverage Ratio were modified to remove the $100 million cap on the amount of cash and cash equivalents that can be netted against Indebtedness.

–	The basket for add-backs in the calculation of Consolidated EBITDA for non-recurring cash expenses related to certain acquisitions and restructurings increased from $60 million to $100 million.

–	Clarified the treatment and calculations of certain items under U.S. GAAP.

–	Certain baskets for covenants related to Indebtedness, Liens, Dispositions, and Investments were either reset, increased, or both, each as reflected more specifically in the First Amendment.

The above summary of the First Amendment is qualified in its entirety by reference to the First Amendment that is attached as an Exhibit hereto and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the First Amendment set forth under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit Number	Description
4.1
Amendment No. 1 dated October 18, 2019, to the Second Amended and Restated Credit Agreement dated January 5, 2018 (incorporated by reference from the Form 8-K filed on January 12, 2018, by the Company) among Itron, Inc., certain foreign borrowers, guarantors, lenders and issuing parties thereto, and Wells Fargo Bank, National Association, as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ITRON, INC.

	By:	/s/ SARAH E. HLAVINKA
Dated: October 24, 2019		Sarah E. Hlavinka
Senior Vice President, General Counsel and Corporate Secretary